SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  June 18, 1999
                Date of Report (Date of earliest event reported)


                             Macrovision Corporation
             (Exact name of Registrant as specified in its charter)


      Delaware                    000-22023                       77-0156161
(State of incorporation)    (Commission file number)           (I.R.S. Employer
                                                             Identification No.)


                               1341 Orleans Drive
                           Sunnyvale, California 94089
          (Address of principal executive offices, including zip code)


                                 (408) 743-8600
              (Registrant's telephone number, including area code)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

     On June 18, 1999, Macrovision Corporation ("Macrovision"), acquired all of the outstanding stock of C-Dilla, a privately held corporation headquartered in the United Kingdom ("C-Dilla"), pursuant to an Agreement for Sale of Shares dated as of June 18, 1999 among Macrovision and certain shareholders and employees of C-Dilla (the "C-Dilla Shareholders"). Immediately prior to Macrovision's acquisition of the outstanding stock of C-Dilla, Macrovision owned approximately 19.8% of the outstanding stock of C-Dilla.

     Macrovision purchased C-Dilla's outstanding stock directly from the C-Dilla Shareholders in exchange for: (i) Macrovision's payment to the C-Dilla Shareholders, as a group, a total of $12,327,245 in cash; and (ii) Macrovision's issuance to certain C-Dilla Shareholders of a total of 109,199 shares of Macrovision Common Stock. Macrovision used funds from its existing cash balances to pay the cash portion of the purchase price.

     C-Dilla was founded in 1991 and is engaged in the business of providing copy protection and rights management technologies for CD-ROM and Internet-delivered software products. Under a Software Marketing and License Development Agreement that has been in place since February 1998, C-Dilla and Macrovision have developed SafeDisc, a proprietary CD-ROM copy protection technology, that is comprised of an authenticating digital signature on the CD-ROM, encryption of the software content and authentication instructions that preclude decryption unless the authentication digital signature is found. C-Dilla will continue to do business as a wholly owned subsidiary of Macrovision.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

     It is impracticable for Macrovision to currently provide the required financial statements for C-Dilla Limited called for by this Item 7(a). Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the financial statements of C-Dilla Limited required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

     (b)  Pro Forma Financial Information.

     It is impracticable for Macrovision to currently provide the pro forma financial information with respect to the acquisition of C-Dilla Limited by Macrovision called for by this Item 7(b). Pursuant to paragraphs (b)(2) and
(a)(4) of Item 7 of Form 8-K, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

     (c)  Exhibits

     The following exhibit is filed herewith:

     2.01 Agreement For Sale of Shares relating to C-Dilla Limited dated as of June 18, 1999 by and among Registrant and the shareholders of C-Dilla Limited. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request. **

** Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      MACROVISION CORPORATION

                                      By:   /s/ Victor A. Viegas
                                            -----------------------------
Date:  July 2, 1999                         Victor A. Viegas
                                            Senior Vice President and
                                            Chief Financial Officer

                                 Exhibit Index

    Number                           Description
    ------                           -----------

     2.1 Agreement For Sale of Shares relating to C-Dilla Limited dated as of June 18, 1999 by and among Registrant and the shareholders of C-Dilla Limited. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.**

     ** Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.